UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 23, 2006

                         GLOBAL REALTY DEVELOPMENT CORP.
                         -------------------------------
               (Exact name of registrant as specified in charter)


      Delaware                           000-32467               13-4105842
      --------                           ---------               ----------
(State or other jurisdiction of        (Commission             (IRS Employer
       incorporation)                  File Number)         Identification No.)



    11555 Heron Bay Boulevard, Suite 200 Coral Springs Florida          33076
    ----------------------------------------------------------          -----
             (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (954) 603-0522

          (Former name of former address, if changed since last report)

                                   Copies to:
                             Richard Friedman, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 23, 2006, the Board of Directors of Global Realty Development Corp. (formerly known as Australian Agriculture and Property Development Corporation) (the "Company") accepted the resignation of Robert Kohn as the Chief Financial Officer of the Company, effective immediately. Subsequent to the foregoing resignation, Roger Charles Davis was appointed as the Chief Financial Officer of the Company and as a member of the Board of Directors of the Company.

     Mr. Davis has been the Chief Financial Officer and a Director of the three wholly-owned subsidiaries of the Company, Australian Agriculture and Property Management Ltd., Victorian Land Development Pty. Ltd. and No. 2 Holdings Pty, Ltd. during the past five years. In addition, Mr. Davis serves as a Director on various private companies in Australia. Mr. Davis has over 20 years experience in real estate development and has also been the principal owner of an accounting firm, in Australia, for the last 20 years. Mr. Davis attended Camberell in Melbourne, Australia.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GLOBAL REALTY DEVELOPMENT CORP.


Dated: March 1, 2006                  By:  /s/ Robert Kohn
                                      -------------------------------
                                      Name:  Robert Kohn
                                      Title: Chief Executive Officer